As filed with the Securities and Exchange Commission on February 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PUMA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0683487
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip code)

Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan

(Full title of the plan)

Alan H. Auerbach

President and Chief Executive Officer

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(424) 248-6500

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copy to:

B. Shayne Kennedy

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,000,000 shares	$13.33	$13,330,000	$1,731

(1)

The Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan (the “Plan”) authorizes the issuance of shares of common stock, par value $0.0001 per share, of the registrant (the “Common Stock”), of which 1,000,000 shares are being registered hereunder, and 1,000,000 shares have been registered previously on Form S-8 (Reg. No. 333-218373). In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement will also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected which results in an increase in the number of outstanding shares of the registrant’s Common Stock.

(2)

Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low sale price per share of Common Stock, as reported on the NASDAQ Global Select Market on February 21, 2020, which was $13.33 per share.

Proposed sales to take place as soon after the effective date of this registration statement as awards under the Plan are granted, exercised and/or vest.

INTRODUCTION

On February 8, 2020, the Board of Directors of Puma Biotechnology, Inc. (the “Company” or the “Registrant”) approved an amendment to the Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan (the “Plan”) increasing the number of authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that may become issuable under the Plan by 1,000,000 shares. The Company is filing this registration statement (this “Registration Statement”) on Form S-8 to register such additional shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to Plan participants as specified by the Commission Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Company has previously registered 1,000,000 shares of Common Stock issuable under the Plan on the registration statement on Form S-8 (Reg. No. 333-218373) filed with the Commission on May 31, 2017 (the “Prior Registration Statement”). Under this Registration Statement, the Company is registering an additional 1,000,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. In addition, the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed on December 30, 2016, and any subsequent amendment thereto filed for the purpose of updating such description is incorporated herein by reference.

Experts

The consolidated financial statements of the Company as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm (“KPMG”), incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG contain an explanatory paragraph related to the Company’s change in method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

See Exhibit Index included herein.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 14, 2016 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2016 and incorporated herein by reference)

4.2	Third Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2019 and incorporated herein by reference)

4.3	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on February 1, 2012 and incorporated herein by reference)

5.1+	Opinion of Latham & Watkins LLP

23.1+	Consent of KPMG LLP

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of Attorney (included on signature page)

99.1	Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan (filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 31, 2017 and incorporated herein by reference)

99.2+	First Amendment to Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan

99.3	Form of Stock Option Grant Notice and Stock Option Agreement, issued pursuant to the 2017 Employment Inducement Incentive Award Plan (filed as Exhibit 10.2(k) to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019 and incorporated herein by reference)

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 27th day of February, 2020.

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Alan H. Auerbach and Maximo F. Nougues, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alan H. Auerbach Alan H. Auerbach	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	February 27, 2020

/s/ Maximo F. Nougues Maximo F. Nougues	Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2020

/s/ Ann C. Miller Ann C. Miller	Director	February 27, 2020

/s/ Michael P. Miller Michael P. Miller	Director	February 27, 2020

/s/ Jay M. Moyes Jay M. Moyes	Director	February 27, 2020

/s/ Hugh O’Dowd Hugh O’Dowd	Director	February 27, 2020

/s/ Adrian M. Senderowicz Adrian M. Senderowicz	Director	February 27, 2020

/s/ Troy E. Wilson Troy E. Wilson	Director	February 27, 2020

/s/ Frank E. Zavrl Frank E. Zavrl	Director	February 27, 2020